                                                                   EXHIBIT 10.24




                                LEASE AGREEMENT

                                    BETWEEN

                              CANYON RANCH, INC.,
                             AN ARIZONA CORPORATION

                                      AND

                         CANYON RANCH LEASING, L.L.C.,
                      AN ARIZONA LIMITED LIABILITY COMPANY

                               TABLE OF CONTENTS


                                                                                                                     Page
                                                                                                                     ----
ARTICLE I . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Demise . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Leased Property.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE III . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE IV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.1     Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.2     Percentage Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         4.3     Additional Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.4     Net Lease Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.5     Place and Manner of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         4.6     Late Charge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

ARTICLE V . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE VI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         6.1     Payment of Impositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         6.2     Notice of Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         6.3     Adjustment of Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         6.4     Utility Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         6.5     Insurance Premiums . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         6.6     Definition of Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE VII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         7.1     Condition of the Leased Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         7.2     Use of the Leased Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         7.3     Lessor to Grant Easements, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         7.4     Operating Supplies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.5     FF&E . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         7.6     Lessee's Obligation to Manage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.7     Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         7.8     Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         7.9     Limitation on Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE VIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8.1     Compliance with Legal and Insurance Requirements, Etc  . . . . . . . . . . . . . . . . . . . . . . .  13
         8.2     Legal Requirement Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         8.3     Environmental Matters and Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE IX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         9.1     Maintenance and Repair . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         9.2     Encroachments, Restrictions, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16





                                      (i)

                                                                                                                     Page
                                                                                                                     ----
ARTICLE XI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE XII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Permitted Contests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE XIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.1    General Insurance Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.2    Replacement Cost . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.3    Worker's Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         13.4    Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         13.5    Form Satisfactory, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         13.6    Increase in Limits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE XIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         14.1    Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         14.2    No Abatement of Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         14.3    Damage During Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE XV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         15.1    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         15.2    Parties' Rights and Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         15.3    Total Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         15.4    Allocation of Award  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         15.5    Partial Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         15.6    Temporary Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE XVI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         16.1    Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         16.2    Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         16.3    Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         16.4    Application of Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE XVII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Lessor's Right to Cure Lessee's Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE XVIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE XIX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE XX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

ARTICLE XXI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Subletting and Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE XXII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Officer's Certificates; Financial Statements; Lessor's
                 Estoppel Certificates and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE XXIII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Lessor's Right to Inspect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25





                                      (ii)

                                                                                                                     Page
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ARTICLE XXIV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE XXV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE XXVI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Acceptance of Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE XXVII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         No Merger of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE XXVIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Conveyance by Lessor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE XXIX  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE XXX . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Appraisers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE XXXI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         31.1    Lessor May Grant Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         31.2    Breach by Lessor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE XXXII . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         32.1    Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         32.2    Transfer of Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         32.3    Waiver of Presentment, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE XXXIII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Memorandum of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE XXXIV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Compliance with Management Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE XXXV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE XXXVI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         36.1    REIT Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         36.2    Personal Property Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         36.3    Sublease Rent Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         36.4    Sublease Tenant Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         36.5    Lessee Ownership Limitation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE XXXVII  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Lessor's Option to Terminate Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

SIGNATURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27





                                     (iii)

                                LEASE AGREEMENT


         THIS LEASE AGREEMENT (this "Lease") is made and entered into as of the 26th day of July 1996, by and between CANYON RANCH, INC., an Arizona corporation ("Lessor"), and CANYON RANCH LEASING, L.L.C., an Arizona limited liability company ("Lessee").


                              W I T N E S S E T H:

         WHEREAS, Lessor is the owner of certain "Leased Property" (as hereinafter defined); and

         WHEREAS, Lessee desires to lease the Leased Property for a term of one hundred twenty (120) months; and

         WHEREAS, Lessee has committed its capital and credit to the extent described herein to allow Lessee to operate the Leased Property as a health and fitness resort pursuant to the terms of this Lease and to comply with all the provisions of the Management Agreement (as defined herein).


                                   ARTICLE I

         Demise. In consideration of the obligation of Lessee to pay rent as herein provided and in consideration of the other terms, covenants, and conditions of this Lease, Lessor does hereby LEASE, DEMISE, and LET unto Lessee, and Lessee does hereby take and lease from Lessor, the Leased Property, TO HAVE AND TO HOLD the Leased Property, together with all rights, privileges, easements and appurtenances belonging to or in any way appertaining to the Leased Property, for the term hereinafter provided, upon and subject to the terms, conditions and agreements hereinafter contained.


                                   ARTICLE II

         Leased Property. The Leased Property is comprised of those certain tracts or parcels of land situated in Pima County, Arizona, which are more particularly described in Exhibit "A" attached hereto and made a part hereof for all purposes, together with all and singular the rights and appurtenances pertaining to such tracts and parcels, including any right, title and interest of Lessor in and to adjacent strips or gores, streets, alleys or rights-of-way and all rights of ingress and egress thereto (the foregoing properties are hereinafter referred to collectively as the "Land"). The Leased Property shall also include all buildings, fixtures and other improvements on the Land, including specifically, without limitation, various guest accommodation units, spa facilities, the life enhancement center, the health and healing center, an office administration building, a dining lodge, and such other buildings and improvements as are located thereon, all of which are commonly known as "Canyon Ranch." The Land, together with the foregoing improvements, is hereinafter referred to as the "Resort."

         For and during the term of this Lease, but not thereafter, Lessor also assigns unto Lessee all of Lessor's interest and estate in and to the following items:

                 (a) All contracts for the use or occupancy of guest rooms and/or the meeting, dining, spa or health facilities of the Resort;

                 (b) All service, maintenance, purchase orders and other contracts pertaining to the ownership, maintenance, operation, provisioning or equipping of the Resort, including warranties and guaranties relating thereto (excluding, however, (i) any employment agreements and (ii) any contracts with independent contractors who perform medical, behavioral, spiritual, wellness or similar health-related services at the Resort);

                 (c) Lessor's interest as "Owner" under that certain Management Agreement (the "Management Agreement") dated of even date herewith, executed by and between Lessor, as owner, and Canyon Ranch Management, L.L.C., an Arizona limited liability company, as Manager (the "Manager");

                 (d) All licenses, franchises and permits used in or relating to the ownership, occupancy or operation of any part of the Resort;

                 (e) All software programs for accounting functions for the general ledger, accounts payable, accounts receivable, and payroll for the Resort;

                 (f) The owner's interest under all construction, development and design contracts entered into in connection with the construction of the Resort and all transferable warranties, guaranties and bonds relating to the Resort or the acquisition, construction, fabrication or installation thereof;

                 (g) All those certain Canyon Ranch Casitas Individual Unit Management Agreements pertaining to the Canyon Ranch Casitas (approximately 20);

                 (h) All those certain Canyon Ranch Casitas Property Owner Membership Agreements (approximately 27);

                 (i) All those certain Canyon Ranch Estates Property Owner Membership Agreements (approximately 29);

                 (j) That certain Canyon Ranch Casitas Common Element Management Agreement;

                 (k) All Membership Agreements which entitle third-parties to use the Resort;

                 (l) All oral or written agreements pursuant to which any portion of the Land or Resort is used or occupied by anyone other than Lessor (the property described in this clause does not include guest occupancy agreements or membership agreements and is herein referred to collectively as the "Leases");

                 (m) All engineering, maintenance and housekeeping supplies, including soap, cleaning materials and matches; stationary and printing; and other supplies of all kinds, whether used, unused or held in reserve storage for future use in connection with the maintenance and operation of the Resort;

                 (n) All food and beverage located at the Resort, whether issued to the food and beverage department or held in reserve storage;

                 (o) All china, glassware, linens, silverware and uniforms, whether in use or held in reserve storage for future use, in connection with the operation of the Resort;

                 (p) All brochures, literature and other materials used in connection with the marketing of the Resort;

                 (q) All of those certain Ten Year Membership Agreements and Membership Agreements, related to the "Lifeshare" discount program, of which approximately 167 "intervals" are outstanding;

                 (r) Certificate of grandfathered groundwater right Nos. 58-111555, 58-109687.0001 and 58-109352.0002; and

                 (s) All rights of Lessor as "Declarant" pursuant to that certain (i) Amended and Restated Declaration of Covenants, Conditions and Restrictions of

         Canyon Ranch Estates; and (ii) Declaration of Covenants, Conditions and Restrictions of Canyon Ranch Casitas.

All of Lessor's rights, benefits, and privileges with respect to the foregoing items shall be vested in Lessee throughout the term of this Lease and, upon termination of this Lease, for whatever reason, shall automatically revert to Lessor without the necessity of any action on the part of Lessor hereunder.

         This Lease is executed by Lessor and accepted by Lessee on the understanding that Lessee will and does hereby assume and agree to perform all of Lessor's obligations as owner under the Management Agreement.


                                  ARTICLE III

         Term. The term of this Lease shall commence on the effective date of execution of this Lease (the "Commencement Date") and shall end on the last day of the one hundred twentieth (120th) month following the month in which this Lease commences, unless sooner terminated in accordance with the provisions hereof.


                                   ARTICLE IV

         So long as this Lease remains in force and effect, Lessee promises to pay to Lessor, in lawful money of the United States of America which shall be legal tender for the payment of public and private debts, in immediately available funds, rents, in the manner, at the time, and in the amounts specified below:

         4.1 Base Rent. The monthly base rent (the "Base Rent") payable during the term of this Lease shall be as follows:

                                             MONTHLY BASE RENT
                                             -----------------

 YEAR                JANUARY-MAY                JUNE-AUGUST               SEPTEMBER-DECEMBER
 ----                -----------                -----------               ------------------
 1 through 7         $482,760                   $134,100                  $301,725

 8 through 10        $556,800                   $154,667                  $348,000

Base Rent shall be payable in monthly installments in arrears in the amounts set forth above with the first monthly installment due and payable on or before the last day of August 1996, and a monthly installment to be due and payable on the last day of each and every month thereafter through and including July 31, 2006. Base Rent for any period during the term of this Lease which is less than one (1) month shall be a pro-rata portion of the applicable monthly installment.

         4.2     Percentage Rent.

                 (a) Pursuant to the terms and conditions of this Section 4.2, Lessee shall also pay Lessor Percentage Rent for each fiscal year. For the first seven years of this lease, the term "Percentage Rent," as used herein, shall mean the sum of:

                 (i) the product determined by multiplying (x) 15%, by (y) the amount, if any, by which the Gross Receipts for the fiscal year exceed $29,000,000.00 (provided, however, in no event shall the amount determined under this subparagraph (y) exceed $4,000,000.00);

                 (ii) the product determined by multiplying (x) 11%, by (y) the amount, if any, by which the Gross Receipts for the fiscal year exceed $33,000,000.00 (provided, however, in no event shall the amount determined under this subparagraph (y) exceed $7,000,000.00); and

                 (iii) the product determined by multiplying (x) 8.5%, by (y) the amount, if any, by which the Gross Receipts for the fiscal year exceed $40,000,000.

         For years eight through ten of this Lease, the term "Percentage Rent" shall mean the sum of:

                 (i) the product determined by multiplying (x) 20%, by (y) the amount, if any, by which the Gross Receipts for the fiscal year exceed $29,000,000 (provided, however, in no event shall the amount determined under this subparagraph (y) exceed $4,000,000.00); and

                 (ii) the product determined by multiplying (x) 16%, by (y) the amount, if any, by which the Gross Receipts for the fiscal year exceed $33,000,000 (provided, however, in no event shall the amount determined under this subparagraph (y) exceed $7,000,000.00);and

                 (iii) the product determined by multiplying (x) 15%, by (y) the amount, if any, by which the Gross Receipts for the fiscal year exceed $40,000,000.00.

                 (b) For any fiscal year which has less than twelve (12) full calendar months, the Percentage Rent for such partial fiscal year shall be computed in the following manner:

                 (i) the Gross Receipts for such partial fiscal year shall be multiplied by twelve (12), and such product shall be divided by the actual number of calendar months (including a fraction for any partial month) in said fiscal year;

                 (ii) using the formula set forth in paragraph (a) above, Percentage Rent shall be calculated on the amount determined in subparagraph (i) of this paragraph (b); and

                 (iii) the amount determined in subparagraph (ii) of this paragraph (b) shall be multiplied by the number of calendar months (including a fraction for any partial month) in such fiscal year, and such product shall be divided by twelve (12).

                 (c) To the extent the Owner's Remittance Amounts received by Lessee with respect to any calendar quarter exceed the Base Rent paid or payable by Lessee to Lessor for such quarter, Lessee shall remit and pay such amount to Lessor as an advance payment of Percentage Rent; provided, however, in no event shall such payment exceed the Ceiling Amount. Such advance payments, if any, of Percentage Rent shall be paid to Lessor on a quarterly basis on the last day of the month following each calendar quarter. The first such advance payment of Percentage Rent shall be due on or before October 31, 1996, and each succeeding payment shall be due on the last day of each and every January, April, July and October thereafter through and including July 31, 2006.

                 (d) For any given quarter, the Ceiling Amount shall be the amount determined by

                          (i) dividing Gross Receipts for the quarter in question, by estimated annual Gross Receipts for the current fiscal year;

                          (ii)   by multiplying the result in (i) by the Floor;
                 and

                          (iii)  subtracting $37,500.00 from the product in
                 (ii), but in no event shall the Ceiling Amount be a negative number.

         The estimated annual Gross Receipts for the current fiscal year shall be determined by adding (i) the actual cumulative Gross Receipts for any previous quarters in such fiscal year as reported by the Manager;
         (ii) the actual Gross Receipts for the quarter in question; and (iii) the Manager's most current estimate of Gross Receipts for the remaining quarters in the current fiscal year.

                 (e)      (i)     The term "fiscal year" shall have the same
                 meaning as set forth in the Management Agreement.

                          (ii) The term "Floor" shall mean the amount of Percentage Rent as calculated pursuant to paragraph (a) above based on the estimated annual Gross Receipts for the current fiscal year.

                          (iii) The term "Gross Receipts" shall have the same meaning as set forth in the Management Agreement.

                          (iv) The term "Owner's Remittance Amount" shall have the same meaning as set forth in the Management Agreement.

                 (f) Lessee shall submit to Lessor by the last day of each month a written statement signed and certified by Lessee to be correct, showing Gross Receipts during the preceding month. Lessee shall submit to Lessor by the sixtieth (60th) day after the end of each calendar year a written statement signed and certified by Lessee to be correct, showing Gross Receipts during the preceding calendar year (the "Annual Gross Receipts Report"). Lessee's monthly and annual written statement of Gross Receipts shall contain such detail and breakdown as Lessor may reasonably require. If, after notice from Lessor and the expiration of the cure period provided for herein, Lessee fails to submit the aforesaid statements to Lessor when due, Lessor, in addition to any other remedies Lessor has, shall have the right to retain a certified public accountant, at Lessee's sole expense, to prepare such statements and to perform all inspections and audits related thereto. In the event the Annual Gross Receipts Report discloses that the actual Percentage Rent exceeds the advance payments of Percentage Rate to Lessor with respect to such year, Lessee shall within fifteen (15) days of notice from Lessor remit the difference to Lessor. In the event the advance payments of Percentage Rent paid to Lessor with respect to a calendar year exceed the actual Percentage Rent based upon the Annual Gross Receipts Report, Lessor shall refund the difference within fifteen (15) days of notice from Lessee. The adjustments set forth in the preceding two grammatical sentences shall be subject to any further adjustments that may be made pursuant to the provisions of Section 4.2(h) below.

                 (g) Lessee shall maintain in a manner and form satisfactory to Lessor, during the term of this Lease, and for a period of three (3) consecutive years thereafter, complete and accurate general books of account, which shall reflect Gross Receipts, and which shall include, if used by Lessee, without limitation, original invoices, sales records, sales slips, sales checks, sales reports, cash register tapes, records of bank deposits, inventory records prepared as of the close of the Lessee's accounting period, sales and occupation tax returns and all other original records and other pertinent papers which will enable Lessor to determine the Gross Receipts derived by Lessee during the term of this Lease.

         Such records for the three (3) most recent years shall be maintained at the Leased Property or Lessee's corporate headquarters.

                 (h) The acceptance by Lessor of the advance payments of Percentage Rent (pursuant to paragraph (c) above) or any additional payment of Percentage Rent (pursuant to paragraph (f) above) shall not prejudice Lessor's right to an examination of Lessee's records of Gross Receipts for any period for which Lessee is required to maintain records to verify Gross Receipts. Lessor shall have the right to examine Lessee's records during all regular business hours upon reasonable prior notice. Lessee, upon reasonable prior notice, shall make available to Lessor for examination any other records required to be maintained hereunder. If the audit of the books and records by Lessor discloses that Gross Receipts were underreported by Lessee by two and one-half percent (2.5%) or more for any period covered by the audit, Lessee shall promptly pay to Lessor, as Additional Rent, the cost of the audit, in addition to any deficiency in Percentage Rent that may be due. If the audit discloses that Gross Receipts were underreported by Lessee by less than two and one-half percent (2.5%) for such period, Lessee shall promptly pay to Lessor the deficiency, and Lessor shall pay the cost of the audit. If the audit discloses that Gross Receipts were underreported by Lessee by five percent (5%) or more for such period, Lessor shall have the option, exercisable within sixty (60) days of its discovery of the discrepancy, to consider such event as an Event of Default. The provisions of this Section shall survive the expiration of the term of this Lease or the earlier termination hereof for a period of one (1) year thereafter.

         4.3 Additional Charges. In addition to the Base Rent and the Percentage Rent, (a) Lessee also will pay and discharge as and when due and payable all other amounts, liabilities, obligations and Impositions (as defined hereinbelow) that Lessee assumes or agrees to pay under this Lease, and (b) in the event of any failure on the part of Lessee to pay any of those items referred to in clause (a) of this Section 4.3, Lessee also will promptly pay and discharge every fine, penalty, interest and cost that may be added for non-payment or late payment of such items (the items referred to in clauses (a) and (b) of this Section 4.3 being additional rent hereunder and being referred to herein collectively as the "Additional Charges") and Lessor shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of non-payment of the Additional Charges as are available in the case of non-payment of the Base Rent or the Percentage Rent. To the extent that Lessee pays any Additional Charges to Lessor pursuant to any requirement of this Lease, Lessee shall be relieved of its obligation to pay such Additional Charges to the entity to which they would otherwise be due and Lessor shall pay same from monies received from Lessee.

         4.4 Net Lease Provisions. The rent shall be paid absolutely net to Lessor so that this Lease shall yield to Lessor the full amount of the installments of Base Rent, Percentage Rent, and all Additional Charges throughout the term of this Lease, all as more fully set forth in Article V hereinbelow, but subject to any other provisions of this Lease that expressly provide for adjustment or abatement of rent or other charges or expressly provide that certain expenses or maintenance shall be paid or performed by Lessor.

         4.5 Place and Manner of Payment. Subject to the further provisions hereof, the rent hereunder shall be payable to Lessor at the original or changed address of Lessor set forth in Article XXIX hereof or to such other person at such address as Lessor may designate from time to time in writing.

         4.6 Late Charge. If Lessor fails to pay any regular monthly installment of Base Rent, Percentage Rent, or any Additional Charges within fifteen (15) days after Lessor has notified Lessee in writing that such installment or charge is overdue, then in addition to the past due amount Lessee shall pay to Lessor a late charge of five percent (5%) of the installment or amount due in order to compensate Lessor for the extra administrative expenses incurred.

                                   ARTICLE V

         Quiet Enjoyment. Lessor has full right to make this Lease and, subject to the terms and provisions of this Lease, Lessee shall have quiet and peaceable enjoyment of the Leased Property during the term hereof. Except as otherwise specifically provided in this Lease, Lessee, to the maximum extent permitted by law, shall remain bound by this Lease in accordance with its terms and shall neither take any action without the written consent of Lessor to modify, surrender or terminate the same, nor seek nor be entitled to any abatement, deduction, deferment or reduction of the rent, or setoff against the rent, nor shall the obligations of Lessee be otherwise affected by reason of
(a) any damage to or destruction of the Leased Property or any portion thereof from whatever cause, (b) the lawful or unlawful prohibition of, or restriction upon Lessee's use of the Leased Property, or any portion thereof, or the interference with such use by any person, corporation, partnership or other entity or by reason of eviction by paramount title, (c) any claim which Lessee has or might have against Lessor by reason of any default or breach of any warranty by Lessor under this Lease or any other agreement between Lessor and Lessee, or to which Lessor and Lessee are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Lessor or any assignee of or transferee of Lessor, or (e) for any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Lessee from any such obligations as a matter of law. Lessee hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof, or (ii) entitle Lessee to any abatement, reduction, suspension or deferment of the rent or other sums payable by Lessee hereunder, except as otherwise specifically provided in this Lease. The obligations of Lessee hereunder shall be separate and independent covenants and agreements and the rent and all other sums payable by Lessee hereunder shall continue to be payable in all events unless all the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.


                                   ARTICLE VI

         6.1 Payment of Impositions. Subject to Article XII relating to permitted contests, Lessee will pay, or cause to be paid, all Impositions (as defined hereinbelow) before any fine, penalty, interest or cost may be added for non-payment, such payments to be made directly to the taxing or other authorities where feasible, and will promptly furnish to Lessor copies of official receipts or other satisfactory proof evidencing such payments. If any such Imposition may, at the option of the obligor, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and in such event, shall pay such installments during the term hereof (subject to Lessee's right of contest pursuant to the provisions of Article XII) as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. If any refund shall be due in respect of any Imposition paid by Lessee, the same shall be paid over to or retained by Lessee if no Event of Default shall have occurred hereunder and be continuing. If an Event of Default shall have occurred and be continuing, any such refund shall be paid over to or retained by Lessor. Any such funds retained by Lessor due to an Event of Default shall be applied as provided in Article XVI. Lessor and Lessee shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports.

         6.2 Notice of Impositions. Lessor shall give prompt Notice to Lessee of all Impositions payable by Lessee hereunder of which Lessor at any time has knowledge, provided that Lessor's failure to give any such Notice shall in no way diminish Lessee's obligations hereunder to pay such Impositions, but such failure shall obviate any default hereunder for a reasonable time after Lessee receives Notice of any Imposition which it is obligated to pay.

         6.3 Adjustment of Impositions. Impositions imposed in respect of the tax-fiscal period during which the term of this Lease terminates shall be adjusted and prorated between Lessor and Lessee, whether or not such Imposition is imposed before or after such termination, and Lessee's obligation to pay its prorated share thereof after termination shall survive such termination.

         6.4 Utility Charges. Lessee will be solely responsible for obtaining and maintaining utility services to the Leased Property and will pay or cause to be paid all charges for electricity, gas, oil, water, sewer and other utilities used in the Leased Property during the term of this Lease.

         6.5 Insurance Premiums. Lessee will pay or cause to be paid all premiums for the insurance coverages required to be maintained by it under
Article XIII.

         6.6 Definition of Impositions. The term "Impositions," as used herein, means, collectively, all taxes (including, without limitation, all ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes as the same relate to or are imposed upon Lessee or its business conducted upon the Leased Property), assessments (including, without limitation, all assessments for public improvements or benefit, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the term and also any assessments imposed on the Leased Property by any property owners' association, condominium association or other such private association, or otherwise as a result of private deed restrictions affecting the Leased Property), ground rents, water, sewer or other rents and charges, excises, tax inspection, authorization and similar fees and all other such charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or the business conducted thereon by Lessee (including all interest and penalties thereon caused by any failure in payment by Lessee), which at any time prior to, during or with respect to the term hereof may be assessed or imposed on the Leased Property, or any part thereof or any rent therefrom or any estate, right, title or interests therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on or in connection with the Leased Property, or the leasing or use of the Leased Property or any part thereof by Lessee. Nothing contained in this definition of Impositions shall be construed to require Lessee to pay (1) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Lessor or any other person, or (2) any net revenue tax of Lessor or any other person, or (3) any tax imposed with respect to the sale, exchange or other disposition by Lessor of any Leased Property or the proceeds thereof, or (4) any single business, gross receipts (other than tax on any rent received by Lessor from Lessee), transaction, privilege or similar taxes as the same relate to or are imposed upon Lessor, except to the extent that any tax, assessment, tax levy or charge that Lessee is obligated to pay pursuant to the first sentence of the definition and that is in effect at any time during the term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (1) or (2) is levied, assessed or imposed expressly in lieu thereof.


                                  ARTICLE VII

         7.1 Condition of the Leased Property. Lessee acknowledges receipt and delivery of possession of the Leased Property. Lessee has examined and otherwise has knowledge of the condition of the Leased Property and has found the same to be satisfactory for its purposes hereunder. Lessee is leasing the Leased Property "as is" in its present condition. Lessee waives any claim or action against Lessor in respect of the condition of the Leased Property. LESSOR MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY, OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR

OTHERWISE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSEE ACKNOWLEDGES THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY LESSEE AND IS SATISFACTORY TO IT. Provided, however, to the extent permitted by law, Lessor hereby assigns to Lessee all of Lessor's rights to proceed against any predecessor-in-title, contractor, subcontractor or supplier for breaches of warranties or representations or for latent defects in the Leased Property. Lessor shall fully cooperate with Lessee in the prosecution of any such claim, in Lessor's or Lessee's name, all at Lessee's sole cost and expense. Lessee hereby agrees to indemnify, defend and hold harmless Lessor from and against any claims, obligation and liabilities against or incurred by Lessor in connection with such cooperation.

         7.2     Use of the Leased Property.

                 (a) Lessee covenants that it will proceed with all due diligence and will exercise its best efforts to obtain and to maintain all approvals needed to use and operate the Leased Property under applicable local, state and federal law.

                 (b) Lessee shall use or cause to be used the Leased Property only as a health and fitness resort, and for such other uses as may be necessary or incidental to such use or such other use as otherwise approved by Lessor (the "Primary Intended Use"). Lessee shall not use the Leased Property or any portion thereof for any other use without the prior written consent of Lessor, which consent may be granted, denied or conditioned in Lessor's sole discretion. No use shall be made or permitted to be made of the Leased Property, and no acts shall be done, which will cause the cancellation or increase the premium of any insurance policy covering the Leased Property or any part thereof (unless another adequate policy satisfactory to Lessor is available and Lessee pays any premium increase), nor shall Lessee sell or permit to be kept, used or sold in or about the Leased Property any article which may be prohibited by law or fire underwriter's regulations. Lessee shall, at its sole cost, comply with all of the requirements pertaining to the Leased Property of any insurance board, association, organization or company necessary for the maintenance of insurance, as herein provided, covering the Leased Property.

                 (c) Subject to the provisions of Articles XIV, XV, and XXI, Lessee covenants and agrees that during the term of this Lease it will (1) operate continuously the Leased Property as a health and fitness resort, (2) keep in full force and effect and comply with all the provisions of the Management Agreement, (3) not terminate or amend the Management Agreement without the consent of Lessor, and (4) maintain appropriate certifications and licenses for such use.

                 (d) Lessee shall not commit or suffer to be committed any waste on the Leased Property (normal wear and tear excepted), nor shall Lessee cause or permit any nuisance thereon.

                 (e) Lessee shall neither suffer nor permit the Leased Property or any portion thereof to be used in such a manner as (1) might reasonably tend to impair Lessor's (or Lessee's, as the case may be) title thereto or to any portion thereof, or (2) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Leased Property or any portion thereof, except as necessary in the ordinary and prudent operation of the Resort on the Leased Property.

         7.3 Lessor to Grant Easements, Etc. Lessor will, from time to time, so long as no Event of Default has occurred and is continuing, at the request of Lessee and at Lessee's cost and expense (but subject to the approval of Lessor, which approval shall not be unreasonably withheld or delayed), (a) grant easements and other rights in the nature of easements with respect to the Leased Property to third parties,
(b) release existing easements or other rights in the nature of easements which are for the benefit of the Leased Property, (c) dedicate or transfer unimproved portions of the Leased Property for road, highway or other public purposes, (d) execute petitions to have the Leased Property annexed to any municipal corporation or utility district, (e) execute amendments to any covenants and restrictions affecting the Leased Property and (f) execute and deliver to any person any instrument appropriate to confirm or effect such grants, releases, dedications, transfers, petitions and amendments (to the extent of its interests in the Leased Property), but only upon delivery to Lessor of a certificate from Lessee stating that such grant, release, dedication, transfer, petition or amendment is not detrimental to the proper conduct of the business of Lessee on the Leased Property and does not materially reduce the value of the Leased Property.

         7.4 Operating Supplies. On the Commencement Date, all Operating Supplies (as defined below) shall be transferred from Lessor to Lessee so that they accompany the Leased Property. During the term of this Lease, Lessee, at its sole cost and expense, shall furnish and maintain at the Leased Property all Operating Supplies necessary or desirable for the operation of the Leased Property in accordance with the provisions of this Lease and the Management Agreement. Lessee, at its sole cost and expense, shall maintain and replace the Operating Supplies so that substantially the same quantities of such items that existed on the Commencement Date shall be available to Lessor on the termination of this Lease. Upon the termination of this Lease, the Operating Supplies shall be transferred from Lessee to Lessor so that they accompany the Leased Property. The term "Operating Supplies," as used herein, shall mean all food, beverages and other consumable items used in the operation of the Resort such as fuel, engineering, maintenance and housekeeping supplies, soap, cleaning materials, matches, stationery and printing, brochures, literature, folios and all other similar items, together with all substitutions and replacements thereto.

         7.5 FF&E. Throughout the term of this Lease, Lessee shall establish and maintain a reserve account (the "Capital Improvement Reserve") which at all times will have in it sufficient funds to satisfy the reserve requirements set forth in Section 5.4 of the Management Agreement. If at any time during the term of the Lease, any item of FF&E requires replacement, then Lessee shall lease or purchase the required replacements from an unrelated third-party. Any purchased additions to or replacements of furniture, fixtures, and equipment located at the Leased Property shall become part of the FF&E. Throughout the term of this Lease, Lessee shall, at its sole cost and expense and in accordance with the requirements of the Management Agreement, cause all of the items of FF&E to be in proper working order and in good condition (ordinary wear and tear excepted). The term "FF&E" shall mean all furniture and furnishings, vehicles, equipment (including office equipment, exercise equipment, medical and/or health equipment and property management equipment as necessary), but excluding uniforms, tools and utensils, and china, glassware, linens, silverware and the like, all as set forth and defined in the Management Agreement. At all times, Lessee shall own the purchased FF&E; however, upon termination of this Lease, Lessee shall be obligated to transfer and assign such FF&E pursuant to the following terms:

                 (a) In the event the Lease is terminated for any reason, Lessee shall be obligated to sell, transfer, and assign the FF&E to such person or entity designated by Lessor (the "Designee"), at a purchase price equal to the then existing Fair Market Value of the FF&E. Purchased FF&E includes both FF&E purchased by Lessee during the term of this lease and FF&E purchased by Lessee from Lessor on the commencement of the lease. No later than three calendar days after the termination of the Lease Lessee shall assign, by Bill of Sale, the FF&E to the Designee. If the Lessee and Designee agree on the Fair Market Value of the FF&E, upon the delivery of the Bill of Sale, (i) the Designee shall assume all remaining obligations of Lessee under that certain Promissory Note which is secured by said FF&E, in the original principal amount of $2,400,000.00 (as reduced by the payment described in (iii) below, if applicable), and, whichever is applicable,
         (ii) the Designee shall pay Lessee the amount by which the Fair

         Market Value of the FF&E exceeds the outstanding balance of the Promissory Note, or (iii) the Lessee shall pay Lessor the amount by which the outstanding balance of the Promissory Note exceeds the Fair Market Value of the FF&E. If the Lessee and Designee have not agreed on the Fair Market Value of the FF&E, then the purchase price shall be paid to Lessee at the time and in the manner set forth in the following paragraphs (b) and (c).

                 (b) If Designee and Lessee do not agree on the then existing Fair Market Value of the FF&E, each party shall designate a Qualified Appraiser to render a written opinion as to the then existing fair market value of FF&E, which opinion of value shall be delivered no later than forty-five (45) days after the termination of the Lease. If either party fails to deliver its written appraisal of value to the other within said forty-five (45) day period, the Fair Market Value shall be the value set forth in the appraisal of the party who did render and deliver such written appraisal within said period. A Qualified Appraiser shall be a firm or person who has at least ten (10) years of experience appraising personalty similar to the FF&E. If the written appraisals of Lessee and Designee differ by less than 10% (as determined by dividing the difference in the two values by the lower of the two values), the Fair Market Value shall be the average of Lessee's and Designee's appraised values. If the difference between the two appraised values is greater than or equal to 10% (as determined by dividing the difference in the two values by the lower of the two values), the two designated appraisers shall mutually agree on a third Qualified Appraiser who shall render a written opinion as to the Fair Market Value of the FF&E within thirty
         (30) days of its selection. In such case, the Fair Market Value of the FF&E shall be the average of (a) the third Qualified Appraiser's appraised value; and (b) the written appraisal of Lessee or Designee which is closest in dollars to the third appraiser's written appraisal.

                 (c) Within ten (10) days after the Fair Market Value is determined under the preceding paragraph (b), the purchase price for the FF&E shall be paid as follows:

                          (i) If the Fair Market Value of the FF&E exceeds the outstanding balance of the Promissory Note as of the date of the termination of the Lease, the Designee shall pay Lessee such difference and shall assume the outstanding balance of the Promissory Note; and

                          (ii) If the Fair Market Value of the FF&E is less than the outstanding balance of the Promissory Note as of the date of the termination of the Lease, the Lessee shall pay such difference to Lessor, and the Designee shall assume the outstanding balance of the Promissory Note.

                 (d) Any FF&E leased by Lessee shall be leased pursuant to a lease that allows a successor lessee to assume such lease. Upon termination of this Lease, Lessee shall assign such FF&E leases to the successor lessee.

         7.6 Lessee's Obligation to Manage. At all times during the term hereof, Lessee shall be responsible for the management and operation of the Leased Property, and in no event shall Lessor have any obligation with respect to the management or operation of the Leased Property.

         7.7 Net Worth. Lessee covenants that it shall at all times during the term of this Lease maintain a "net worth" which shall be equal to no less than $200,000.00. For purposes hereof, "net worth" shall mean the sum of (i) the aggregate cash and fair market value of any property (other than cash) contributed to the capital of Lessee by its owners (net of amounts distributed other than distributions out of earnings of Lessee), and (ii) the aggregate balances of any line of credit (A) obtained by Lessee and guaranteed by one or more of the owners of Lessee or (B) obtained by the owners of Lessee to fund capital contributions to the Lessee (to the extent not already included in (i)), to the extent such funds may be utilized by Lessee to perform its obligations under the Lease and to comply with the terms of the Management Agreement, and (iii) any commitments of (A) the owners of Lessee, or
(B) any person with an option to acquire an interest in Lessee, to make additional capital contributions to Lessee, and (iv) the guaranty by (A) the owners of Lessee, or (B) any person with an option to acquire an interest in Lessee, of the obligations of Lessee under the Lease. Lessee shall provide Lessor with an annual written certification of its compliance with the foregoing requirement on the Commencement Date and the first day of each subsequent year of this Lease hereunder; provided, however, that Lessor may, in addition, request more than once during any year of this Lease that Lessee provide Lessor with a certification as of the date of such request of its compliance with the foregoing requirement. Such certifications must be reasonably satisfactory to Lessor as to matters certified therein and shall be accompanied by such supporting financial information as Lessor may reasonably request.

         7.8 Ownership. Lessee covenants that neither it nor any person owning any interest (or fraction thereof) in Lessee will acquire a greater than 6% ownership interest in Lessor (or any affiliate thereof), or any person holding an ownership interest in Lessor (including by reason of the constructive ownership rules described below), without Lessor's prior written consent. For purposes of determining under this Section 7.8 ownership in Lessor, in Lessee or in any other person, the constructive ownership rules specified in Section 856(d)(5) of the Internal Revenue Code of 1986, as amended, shall apply.

         7.9 Limitation on Distributions. Lessee covenants that, until such time as (i) Lessee has accumulated and is holding in reserve funds which are sufficient in an amount to enable Lessee to pay (A) at least one (1) month of Base Rent based on the largest monthly payment of Base Rent applicable to such year as set forth in Article 4.1 hereof, plus (B) at least one (1) monthly payment of Base Rent based on the largest monthly payment of Base Rent for such lease year under all other leases between Lessor and Lessee, and (ii) any Affiliate of Lessee has accumulated and is holding in reserve funds which are sufficient in an amount to enable such Affiliate to pay at least one (1) monthly payment of base rent under all leases between such Affiliate and Lessor, Lessee shall retain all income generated by the Leased Property and shall not distribute any earnings to its beneficial owners except as needed for federal and state income taxes payable on taxable income from the Leased Property. In no event, however, shall any amounts be payable to the beneficial owners of Lessee if any such payment would result in a violation of Lessee's net worth covenants set forth in Article 7.7 hereinabove. For purposes of this Section 7.9, an Affiliate of Lessee shall mean (i) any entity that directly or indirectly owns, controls, or holds with power to vote, twenty percent (20%) or more of the outstanding voting securities of the Lessee; (ii) any entity, twenty percent (20%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by the Lessee; or
(iii) any entity which holds an option to acquire twenty percent (20%) or more of the outstanding voting securities of the Lessee; or (iv) any entity, fifty percent (50%) or made of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by the owners of Lessee.

         7.10 Transfer of Lifeshare Property. On or after the commencement of this Lease, Lessee will acquire fee simple title to certain Casita and Hacienda units which are used in connection with the operation of the Resort, which units are described on Exhibit "B" attached hereto and are hereinafter referred to as the "Lifeshare Units." At such time that Lessee acquires the Lifeshare Units, Lessee will also acquire certain rights, contracts and agreements which relate to the Lifeshare Units, which rights, contracts and agreements are described on Exhibit "C" attached hereto and hereinafter collectively referred to as the Lifeshare Agreements. The Lifeshare Units and the Lifeshare Agreements are hereinafter collectively referred to as the "Lifeshare Property." In the event that the Lease is terminated for any reason, Lessee shall be obligated to sell, convey, transfer and assign the Lifeshare Property to such person or entity designated by Lessor (the "Designee"), at a purchase price (the "Purchase Price") equal to the product determined by multiplying (a) ten (10), by (b) the Profit derived from the Lifeshare Property for the twelve (12) month period ending in the month immediately preceding the month in which the Lease is terminated. For purposes of this Section 7.10, the term "Profit" shall have the same meaning as set forth in Section 5.2 of the Management Agreement; provided, however, that only such items of income and expense that relate directly to the operations of the Lifeshare Property shall be used in computing Profit. No later than three (3) calendar days after the termination of the Lease, (i) Lessee shall assign, by Bill of Sale and/or Assignment of Contracts, the Lifeshare Agreements to the Designee; and (ii) Lessee shall convey, by Special Warranty Deed, the Lifeshare Units to the Designee; all of which Lifeshare Property shall be conveyed free and clear of all liens, encumbrances, restrictions, rights of way, easements and any other matters affecting title, except for certain permitted exceptions set forth on Exhibit "D" attached hereto. Upon the delivery of the Special Warranty Deed, Bill of Sale and/or Assignment of Contracts, (i) the Designee shall assume all remaining obligations of Lessee under that certain Promissory Note secured by said Lifeshare Property, in the original principal amount of Six Hundred Forty-Eight Thousand Six Hundred Seventy-Two and No/100 Dollars ($648,672.00) (as reduced by the payment described in (iii) below, if applicable), which note is executed by Lessee in favor of Crescent Real Estate Equities Limited Partnership ("Crescent"), and, whichever is applicable, (ii) the Designee shall pay Lessee the amount by which the Purchase Price exceeds the outstanding balance of the Promissory Note, or (iii) the Lessee shall pay Crescent the amount by which the outstanding balance of the Promissory Note exceeds the Purchase Price of the Lifeshare Property.


                                  ARTICLE VIII

         8.1 Compliance with Legal and Insurance Requirements, Etc. Subject to Article XII relating to permitted contests, Lessee, at its expense, will promptly (a) comply with all applicable legal requirements and insurance requirements in respect to the use, operation, maintenance, repair and restoration of the Leased Property, and (b) procure, maintain and comply with all appropriate licenses and other authorizations required for any use of the Leased Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

         8.2 Legal Requirement Covenants. Lessee covenants and agrees that the Leased Property shall not be used for any unlawful purpose, and that Lessee shall not permit or suffer to exist any unlawful use of the Leased Property by others. Lessee shall acquire and maintain all appropriate licenses, certifications, permits and other authorizations and approvals needed to operate the Leased Property in its customary manner for the Primary Intended Use, and any other lawful use conducted on the Leased Property as may be permitted from time to time hereunder. Lessee further covenants and agrees that Lessee's use of the Leased Property and maintenance, alteration, and operation of the same, and all parts thereof, shall at all times conform to all legal requirements, unless the same are finally determined by a court of competent jurisdiction to be unlawful (and Lessee shall cause all sub-tenants, invitees or others to so comply with all legal requirements). Lessee may, however, upon prior Notice to Lessor, contest the legality or applicability of any such legal requirement or any licensure or certification decision if Lessee maintains such action in good faith, with due diligence, without prejudice to Lessor's rights hereunder, and at Lessee's sole expense. If by the terms of any such legal requirement compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Leased Property or Lessee's leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding.
If any lien, charge or civil or criminal liability would be incurred by reason of any such delay, Lessee, on the prior written consent of Lessor, which consent shall not be unreasonably withheld, may nonetheless contest as aforesaid and delay as aforesaid provided that such delay would not subject Lessor to criminal liability and Lessee both (a) furnishes to Lessor security reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay and (b) prosecutes the contest with due diligence and in good faith.

         8.3 Environmental Matters and Indemnities. Lessee must, at its sole cost and expense, keep and maintain the Leased Property in compliance with, and must not cause the Leased Property to be in violation of, any federal, state, and local laws, regulations, rules, and orders including without limitation those relating to zoning, health, safety, noise, environmental protection, water quality, air quality, or the generation, processing, storage, or disposal of any Hazardous Materials. Moreover, Lessee will not intentionally cause or permit the storage, use, disposal, manufacture, discharge, leakage, spillage or emission of any Hazardous Materials on, in, or about the Leased Property. Lessee must immediately notify Lessor in writing of its actual knowledge of: (a) any enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in connection with the Leased Property and any Hazardous Materials; or (b) any claim made or threatened by any third party against Lessee or the Leased Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials that could cause all or any portion of the Leased Property to be subject to any restrictions on the ownership, occupancy, transferability or use of the Leased Property under Hazardous Materials Law (as hereinafter defined). Without Lessor's prior written consent, which consent must not be unreasonably withheld or delayed, Lessee will not take any remedial action in response to the presence of any Hazardous Materials on, in, or under or about the Leased Property, nor enter into any settlement agreement, consent decree or other compromise in respect to any Hazardous Materials except as may be necessary to comply with all laws, rules, regulations or orders of any applicable governmental authorities.

         Lessee indemnifies and holds Lessor, its employees, agents, officers and directors, harmless from and against any claim, action, suit, proceeding, loss, cost, damage, liability, deficiency, fine, penalty, punitive damage or expense (including, without limitation, attorneys' and consultant fees), directly or indirectly resulting from, arising out of, or based upon (a) the presence, release, use, manufacture, generation, discharge, storage or disposal by Lessee (or its sublessees, contractors, licensees, concessionaires, guests, invitees, employees, agents or representatives) of any Hazardous Material on, under, in or about, or the transportation of any such materials to or from the Leased Property occurring from and after the Commencement Date, or (b) the violation, or alleged violation by Lessee (or its sublessee, contractors, licensees, concessionaires, guests, invitees, employees, agents or representatives) of any Hazardous Materials Law affecting the Leased Property, or the transportation by Lessee (or its sublessees, contractors, licensees, concessionaires, guests, invitees, employees, agents or representatives) of Hazardous Materials to or from the Leased Property, save and except to the extent that such violations, alleged violations or transportation of Hazardous Materials occurred prior to the Commencement Date of this Lease, or were not caused by Lessee (or its sublessees, contractors, licensees, concessionaires, guests, invitees, employees, agents or representatives).

         "Hazardous Materials Law", for purposes of this Lease, means any federal, state, or local law, ordinance or regulation or any court judgment applicable to Lessee or to the Leased Property relating to industrial hygiene or to environmental conditions including, but not limited to, those relating to the release, emission or discharge of Hazardous Materials, those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Leased Property. "Hazardous Materials Law" includes, but is not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Hazardous Materials Transportation Act, the Resources Conservation and Recovery Act, the Solid Waste Disposal Act, the Clean Water Act, the Clean Air Act, and any amendments to these laws or enactments of other laws occurring after the date hereof.

         "Hazardous Materials," for purposes of this Lease Agreement, includes flammable explosives, radioactive materials, polychlorinated biphenyls, asbestos in any form which is or could become friable, hazardous wastes, toxic substances or other related material whether in the form of a chemical, element, compound, solution, mixture or otherwise including, but not limited to, those materials defined as "hazardous substances," "hazardous materials," "toxic substances," "air pollutants," "toxic pollutants," "hazardous wastes," "extremely hazardous wastes" or "restricted hazardous wastes" by Hazardous Materials Law, other than common cleaning compounds, solvents and other materials kept in de minimis amounts incidental to the use of the Leased Property and in compliance with Hazardous Materials Law.

                                   ARTICLE IX

         9.1     Maintenance and Repair.

                 (a) Lessee, at its sole expense, will keep the Leased Property in good order and repair, except for ordinary wear and tear (whether or not the need for such repairs occurred as a result of Lessee's use, any prior use, the elements or the age of the Leased Property, or any portion thereof), and, except as otherwise provided in Article XIV or Article XV, with reasonable promptness, make all necessary and appropriate repairs, replacements, and improvements thereto of every kind and nature, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the term of this Lease (concealed or otherwise), or required by any governmental agency having jurisdiction over the Leased Property. Lessee, however, shall be permitted to prosecute claims against Lessor's predecessors-in-title, contractors, subcontractors and suppliers for breach of any representation or warranty or for any latent defects in the Leased Property to be maintained by Lessee unless Lessor is already diligently pursuing such a claim. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work. Lessee will not take or omit to take any action, the taking or omission of which might materially impair the value or the usefulness of the Leased Property or any part thereof for its Primary Intended Use.

                 (b) Notwithstanding Lessee's obligations under Article 9.1(a) hereinabove, in the event that (i) repairs, replacements and/or improvements of the Leased Property become necessary in order to maintain the Resort in the same quality and condition as it currently exists, (ii) such repairs, replacements and/or improvements are under generally accepted accounting principles considered to be capital in nature, and (iii) the funds then available to Lessee at the Leased Property, either in the form of reserves or other income generated by the Leased Property and available to Lessee under the terms of the Management Agreement, are insufficient to enable Lessee to pay the costs of making any such repairs, replacements and/or improvements, then Lessor shall be required to bear the cost of making such repairs, replacements and/or improvements. Except as set forth in the preceding sentence, Lessor shall not under any circumstances be required to build or rebuild any improvements on the Leased Property, to make any repairs, replacements, alterations, restorations or renewals of any nature or description to the Leased Property, whether ordinary or extraordinary, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto, in connection with this Lease, or to maintain the Leased Property in any way. Lessee hereby waives, to the extent permitted by law, the right to make repairs at the expense of Lessor pursuant to any law in effect at the time of the execution of this Lease or hereafter enacted. Lessor shall have the right to give, record and post, as appropriate, notices of nonresponsibility under any mechanic's lien laws now or hereafter existing.

                 (c) Nothing contained in this Lease and no action or inaction by Lessor shall be construed as (1) constituting the request of Lessor, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to the Leased Property or any part thereof, or (2) giving Lessee any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Lessor in respect thereof or to make any agreement that may create, or in any way be the basis of any right, title, interest, lien, claim or other encumbrance upon the estate of Lessor in the Leased Property, or any portion thereof.

                 (d) Lessee will, upon the expiration or prior termination of the term of this Lease, vacate and surrender the Leased Property to Lessor in the condition in which the Leased Property was originally received from Lessor, except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease and except for ordinary wear and tear (subject to the obligation of Lessee to maintain the Leased Property in good order and repair, as would a prudent owner, during the entire term of the Lease), or damage by casualty or condemnation (subject to the obligations of Lessee to restore or repair as set forth in the Lease).

         9.2 Encroachments, Restrictions, Etc. If any of the improvements on the Leased Property, at any time, materially encroach upon any property, street or right-of-way adjacent to the Leased Property, or violate the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting the Leased Property, or any part thereof, or impair the rights of others under any easement or right-of-way to which the Leased Property is subject, then promptly upon the request of Lessor or at the behest of any person affected by any such encroachment, violation or impairment, Lessee shall, at its expense, subject to its right to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Lessor or Lessee or (b) make such changes in the improvements on the Leased Property and take such other actions, as Lessee in the good faith exercise of its judgment deems reasonably practicable to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any such improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the Leased Property for the Primary Intended Use substantially in the manner and to the extent the Leased Property was operated prior to the assertion of such violation, impairment and encroachment. Any such alteration shall be made in conformity with the applicable requirements of Article X. Lessee's obligations under this Section
9.2 shall be in addition to and shall in no way discharge or diminish any obligation of any insurer under any policy of title or other insurance held by Lessor. Notwithstanding anything to the contrary contained in this Section 9.2, so long as any encroachment, violation or impairment described above does not materially interfere with the operation of the Resort, Lessor shall not require Lessee to remedy or otherwise address the same.


                                   ARTICLE X

         Alterations. Lessee shall have the right to make additions, modifications or improvements to the Leased Property from time to time as Lessee, in its discretion, may deem to be desirable for its permitted uses and purposes, provided that such action will not significantly alter the character or purposes or significantly detract from the value or operating efficiency thereof and will not significantly impair the revenue-producing capability of the Leased Property or adversely affect the ability of the Lessee to comply with the provisions of this Lease. The cost of such additions, modifications or improvements to the Leased Property shall be paid by Lessee, and all such additions, modifications or improvements shall, without payment by Lessor at any time, be included under the terms of this Lease and upon expiration or earlier termination of this Lease shall pass to and become the property of Lessor. In no event shall any alterations, additions or other improvements made by Lessee be removed from the Leased Property unless request is made by Lessor to Lessee to remove such alterations, additions and other improvements which were made without Lessor's approval where such approval was required under this Lease.

                                   ARTICLE XI

         Liens. Subject to the provision of Article XII relating to permitted contests, Lessee will not directly or indirectly create or allow to remain and will promptly discharge at its expense any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property or any attachment, levy, claim or encumbrance in respect of the rent payable hereunder, not including, however, (a) this Lease, (b) the matters, if any, included as exceptions in the title policy insuring Lessor's interest in the Leased Property, (c) restrictions, liens and other encumbrances which are consented to in writing by Lessor or any easements granted pursuant to the provisions of Section 7.3 of this Lease, (d) liens for those taxes upon Lessor which Lessee is not required to pay hereunder, (e) subleases permitted by Article XXI hereof, (f) liens for Impositions or for sums resulting from noncompliance with legal requirements so long as (1) the same are not yet payable or are payable without the addition of any fine or penalty or (2) such liens are in the process of being contested as permitted by Article XII, (g) liens of mechanics, laborers, materialmen, suppliers or vendors for sums either disputed or not yet due provided that (1) the payment of such sums shall not be postponed under any related contract for more than 60 days after the completion of the action giving rise to such lien and such reserve or other appropriate provisions as shall be required by law or generally accepted accounting principles shall have been made therefor or (2) any such liens are in the process of being contested as permitted by Article XII hereof, and (h) any liens which are the responsibility of Lessor pursuant to the provisions of Article XXXI of this Lease.


                                  ARTICLE XII

         Permitted Contests. Lessee shall have the right to contest the amount or validity of any Imposition to be paid by Lessee or any legal requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim ("Claims") not otherwise permitted by Article XI, by appropriate legal proceedings in good faith and with due diligence (but this shall not be deemed or construed in any way to relieve, modify or extend Lessee's covenants to pay or its covenants to cause to be paid any such charges at the time and in the manner as in this Article provided), on condition, however, that such legal proceedings shall not operate to relieve Lessee from its obligations hereunder and shall not cause the sale or risk the loss of the Leased Property, or any part thereof, or cause Lessor or Lessee to be in default under any mortgage, deed of trust or security deed encumbering the Leased Property or any interest therein. Upon the request of Lessor, Lessee shall either (a) provide a bond or other assurance reasonably satisfactory to Lessor that all Claims which may be assessed against the Leased Property together with interest and penalties, if any, thereon will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company as trustee upon terms reasonably satisfactory to Lessor, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, as to all Claims which may be assessed against or become a Claim on the Leased Property, or any part thereof, in said legal proceedings. Lessee shall furnish Lessor and any lender of Lessor with reasonable evidence of such deposit within five days of the same. Lessor agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Lessor shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any proceedings brought by Lessee; and Lessee covenants to indemnify and save harmless Lessor from any such costs or expenses. Lessee shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Lessee or paid by Lessor and for which Lessor has been fully reimbursed. In the event that Lessee fails to pay any Claims when due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Lessor may, upon ten days advance written notice to Lessee, pay such charges together with any interest and penalties and the same shall be repayable by Lessee to Lessor at the next rent payment date provided for in this Lease. Provided, however, that should Lessor reasonably determine that the giving of such notice would risk loss to the Leased Property or cause damage to Lessor, then Lessor shall give such notice as is practical under the circumstances. Lessor reserves the right to contest at its expense any of the Claims not pursued by Lessee. Lessor and Lessee agree to cooperate in coordinating the contest of any Claims.


                                  ARTICLE XIII

         13.1 General Insurance Requirements. During the term of this Lease, Lessee shall at all times keep the Leased Property insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to issue insurance in the State of Arizona.
The policies must name Lessor as the insured or as an additional named insured, as the case may be. Losses shall be payable to Lessor or Lessee as provided in this Lease. Any loss adjustment shall require the written consent of Lessor and Lessee, each acting reasonably, promptly and in good faith. Evidence of insurance shall be deposited with Lessor. The policies on the Leased Property shall include:

                 (a) Personal property insurance on the "Special Form" (formerly "All Risk" form) in the full amount of the replacement cost thereof;

                 (b) Loss of income insurance on the "Special Form", in the amount of one year of Base Rent for the benefit of Lessor;

                 (c) Commercial general liability insurance, with amounts not less than $10,000,000 covering each of the following: bodily injury, death, or property damage liability per occurrence, personal and advertising injury, general aggregate, products and completed operations, with respect to Lessor, and "all risk legal liability" (including liquor law or "dram shop" liability) with respect to Lessor and Lessee;

                 (d) Insurance covering such other hazards and in such amounts as may be customary for comparable properties in the area of the Leased Property and is available from insurance companies, insurance pools or other appropriate companies authorized to do business in the State of Arizona at rates which are economically practicable in relation to the risks covered as may be reasonably requested by Lessor;

                 (e) Fidelity bonds with limits and deductions as may be reasonably requested by Lessor, covering Lessee's employees in job classifications normally bonded under prudent resort management practices in the United States or otherwise required by law; and

                 (f) Such other insurance as Lessor may reasonably request for facilities such as the Leased Property and the operation thereof.

         Lessee shall keep in force the foregoing insurance coverages at its expense.

         13.2 Replacement Cost. The term "full replacement cost" as used herein shall mean the actual replacement cost of the Leased Property requiring replacement from time to time. In the event either party believes that full replacement cost (the then-replacement cost less such exclusions) has increased or decreased at any time during the term of this Lease, it shall have the right to have such full replacement cost re-determined.

         13.3 Worker's Compensation. Lessee, at its sole cost, shall at all times maintain adequate worker's compensation insurance coverage for all persons employed by Lessee on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of applicable local, state and federal law.

         13.4 Waiver of Subrogation. All insurance policies carried by Lessor or Lessee covering the Leased Property including, without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement so long as the same are obtainable without extra cost, and in the event of such an extra charge the other party, at its election, may pay the same, but shall not be obligated to do so.

         13.5 Form Satisfactory, Etc. All of the policies of insurance referred to in this Article XIII shall be written in a form, with deductibles and by insurance companies reasonably satisfactory to Lessor. Lessee shall pay all of the premiums therefor, and deliver such policies or certificates thereof to Lessor prior to their effective date (and, with respect to any renewal policy, 30 days prior to the expiration of the existing policy), and in the event of the failure of Lessee either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such policies or certificates thereof to Lessor at the times required, Lessor shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, and Lessee shall reimburse Lessor for any premium or premiums paid by Lessor for the coverages required under Section 13.1 upon written demand therefor, and Lessee's failure to repay the same within 30 days after notice of such failure from Lessor shall constitute an Event of Default within the meaning of Section 16.1(b). Each insurer mentioned in this Article XIII shall agree, by endorsement to the policy or policies issued by it, or by independent instrument furnished to Lessor, that it will give to Lessor 30 days written notice before the policy or policies in question shall be materially altered, allowed to expire or canceled.

         13.6 Increase in Limits. If either Lessor or Lessee at any time deems the limits of the personal injury or property damage under the comprehensive public liability insurance then carried to be either excessive or insufficient, Lessor or Lessee shall endeavor in good faith to agree on the proper and reasonable limits for such insurance to be carried and such insurance shall thereafter be carried with the limits thus agreed on until further change pursuant to the provisions of this Section.


                                  ARTICLE XIV

         14.1 Insurance Proceeds. Subject to the provisions of Section 14.3, all proceeds payable by reason of any loss or damage to the Leased Property, or any portion thereof, and insured under any policy of insurance required by Article XIII of this Lease, shall be paid to Lessor and held in trust by Lessor in an interest-bearing account, shall be made available, if applicable, for replacement or repair, as the case may be, of any damage to or destruction of the Leased Property, or any portion thereof, and, if applicable, shall be paid out by Lessor from time to time for the reasonable costs of such replacement or repair upon satisfaction of reasonable terms and conditions specified by Lessor. Any excess proceeds of insurance remaining after completion of the replacement or repair of the Leased Property shall be retained by Lessor. All salvage resulting from any risk covered by insurance shall belong to Lessor.

         14.2 No Abatement of Rent. Any damage or destruction due to casualty notwithstanding, this Lease shall remain in full force and effect, and Lessee's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated.

         14.3    Damage During Term.  Notwithstanding any provisions of Section
14.1 appearing to the contrary, if damage to or destruction of the Leased Property occurring during the term of this Lease renders the Leased Property unsuitable for its Primary Intended Use, then either Lessor or Lessee (but in Lessee's case only if the Leased Property is rendered unsuitable for its Primary Intended Use for a period in excess of one (1) year), shall have the right to terminate this Lease by giving written notice to the other party, in Lessor's case at any time after the occurrence of such damage or destruction, or in Lessee's case within thirty (30) days after the expiration of such year, whereupon all accrued rent shall be paid immediately, and this Lease shall automatically terminate.

                                   ARTICLE XV

         15.1    Definitions.

                 (a) "Condemnation" means a Taking resulting from (1) the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor, and (2) a voluntary sale or transfer by Lessor to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

                 (b) "Date of Taking" means the date the Condemnor has the right to possession of the property being condemned.

                 (c) "Award" means all compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation.

                 (d) "Condemnor" means any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

         15.2 Parties' Rights and Obligations. If during the term there is any Condemnation of all or any part of the Leased Property or any interest in this Lease, the rights and obligations of Lessor and Lessee shall be determined by this Article XV.

         15.3 Total Taking. If title to the fee of the whole of the Leased Property is condemned by any Condemnor, this Lease shall cease and terminate as of the Date of Taking by the Condemnor. If title to the fee of less than the whole of or substantially all of the Leased Property is so taken or condemned, which nevertheless renders the Leased Property unsuitable or uneconomic for its Primary Intended Use, Lessee and Lessor shall each have the option, by notice to the other, at any time prior to the Date of Taking, to terminate this Lease as of the Date of Taking. Upon such date, if such Notice has been given, this Lease shall thereupon cease and terminate. All Base Rent and Additional Charges paid or payable by Lessee hereunder shall be apportioned as of the Date of Taking, and Lessee shall promptly pay Lessor such amounts.

         15.4 Allocation of Award. The total Award made with respect to the Leased Property or for loss of rent, or for Lessor's loss of business beyond the term, shall be solely the property of and payable to Lessor. Any Award made for loss of business during the remaining term, if any, or for removal and relocation expenses of Lessee in any such proceedings shall be the sole property of and payable to Lessee. In any Condemnation proceedings Lessor and Lessee shall each seek its Award in conformity herewith, at its respective expense; provided, however, Lessee shall not initiate, prosecute or acquiesce in any proceedings that may result in a diminution of any Award payable to Lessor.

         15.5 Partial Taking. If title to less than the whole of or substantially all of the Leased Property is condemned, and the Leased Property is still suitable for its Primary Intended Use, and not uneconomic for its Primary Intended Use, or if Lessee or Lessor is entitled but neither elects to terminate this Lease as provided in Section 15.3, Lessee at its cost shall with all reasonable dispatch restore the untaken portion of the Leased Property so that such Leased Property contains the same architectural units of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Property existing immediately prior to the Condemnation. Lessor shall contribute to the cost of restoration that part of its Award specifically allocated to such restoration, if any, together with severance and other damages awarded for the taken Leased Property; provided, however, that the amount of such contributions shall not exceed such cost.

         15.6 Temporary Taking. If the whole or any part of the Leased Property or of Lessee's interest under this Lease is condemned by any Condemnor for its temporary use or occupancy, this Lease shall not terminate by reason thereof, and Lessee shall continue to pay, in the manner and at the terms herein specified, the full amount of all Base Rent and Additional Charges. Except only to the extent that Lessee may be prevented from so doing pursuant to the terms of the order of the Condemnor, Lessee shall continue to perform and observe all of the other terms, covenants, conditions and obligations hereof on the part of the Lessee to be performed and observed, as though such Condemnation had not occurred. In the event of any Condemnation as is in this
Section 15.6 described, the entire amount of any Award made for such Condemnation allocable to the term of this Lease, whether paid by way of damages, rent or otherwise, shall be paid to Lessee. Lessee covenants that upon the termination of any such period of temporary use or occupancy it will, at its sole cost and expense (subject to Lessor's contribution as set forth below), restore the Leased Property as nearly as may be reasonably possible to the condition in which the same was immediately prior to such Condemnation, unless such period of temporary use or occupancy extends beyond the expiration of the term, in which case Lessee shall not be required to make such restoration. If restoration is required hereunder, Lessor shall contribute to the cost of such restoration that portion of its entire Award that is specifically allocated to such restoration in the judgment or order of the court, if any, and Lessee shall fund the balance of such costs in advance of restoration in a manner reasonably satisfactory to Lessor.


                                  ARTICLE XVI

         16.1 Events of Default. If any one or more of the following events (individually, an "Event of Default") occurs:

                 (a) if Lessee fails to pay any Base Rent, Percentage Rent, Impositions or any other monies required to be paid by Lessee under this Lease, and such failure continues for a period of fifteen
         (15) days after written notice specifying such failure has been provided Lessee by Lessor;

                 (b) if Lessee fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured by Lessee within a period of 30 days after receipt by the Lessee of notice thereof from Lessor, unless such failure cannot with due diligence be cured within a period of 30 days, in which case it shall not be deemed an Event of Default if Lessee proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof provided, however, in no event shall such cure period extend beyond 90 days after notice of such failure has been provided to Lessee by Lessor; or

                 (c) if an event of default has occurred under the Management Agreement with respect to the Resort at the Leased Property and such default has not been cured by Lessee within a period of fifteen (15) days after receipt by Lessee of notice of such default from Lessor;

then, and in any such event, Lessor may exercise one or more remedies available to it herein or at law or in equity, including but not limited to its right to terminate this Lease by giving Lessee not less than ten days notice of such termination.

         If litigation is commenced with respect to any alleged default under this Lease, the prevailing party in such litigation shall receive, in addition to its damages incurred, such sum as the court shall determine as its reasonable attorneys' fees, and all costs and expenses incurred in connection therewith.

         16.2 Surrender. If an Event of Default occurs (and the event giving rise to such Event of Default has not been cured within the curative period relating thereto as set forth in Section

16.1) and is continuing, whether or not this Lease has been terminated pursuant to Section 16.1, Lessee shall, if requested by Lessor so to do, immediately surrender to Lessor the Leased Property including, without limitation, any and all books, records, files, licenses, permits and keys relating thereto, and quit the same and Lessor may enter upon and repossess the Leased Property by reasonable force, summary proceedings, ejectment or otherwise, and may remove Lessee and all other persons and any and all personal property from the Leased Property, subject to the rights of any Resort guests and to any requirement of law. Lessee hereby waives any and all requirements of applicable laws for service of notice to re-enter the Leased Property. Lessor shall be under no obligation to, but may if it so chooses, relet the Leased Property or otherwise mitigate Lessor's damages.

         16.3 Damages. Neither (a) the termination of this Lease, (b) the repossession of the Leased Property, (c) the failure of Lessor to relet the Leased Property, nor (d) the reletting of all or any portion thereof, shall relieve Lessee of its liability and obligations hereunder, all of which shall survive any such termination, repossession or reletting. In the event of any such termination, Lessee shall forthwith pay to Lessor all rent due and payable with respect to the Leased Property to and including the date of such termination.

                 Lessee shall forthwith pay to Lessor, at Lessor's option, as and for liquidated and agreed current damages for Lessee's default, either:

                 (1) Without termination of Lessee's right to possession of the Leased Property, each installment of rent and other sums payable by Lessee to Lessor under the Lease as the same becomes due and payable, which rent and other sums shall bear interest at the rate of 12% per annum until paid, and Lessor may enforce, by action or otherwise, any other term or covenant of this Lease; or

                 (2)      the sum of:

                                  (A)      the unpaid rent which had been
                          earned at the time of termination, repossession or reletting, and

                                  (B)      the worth at the time of
                          termination, repossession or reletting of the amount by which the unpaid rent for the balance of the term of this Lease after the time of termination, repossession or reletting, exceeds the amount of such rental loss that Lessee proves could be reasonably avoided, and

                                  (C)      any other amount necessary to
                          compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The worth at the time of termination, repossession or reletting of the amount referred to in subparagraph
                          (B) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of New York at the time of award plus 1%.

Percentage Rent for the purposes of this Section 16.3 shall be a sum equal to
(i) the average of the annual amounts of Percentage Rent for the three calendar years immediately preceding the calendar year in which the termination, re-entry or repossession takes place, or (ii) if three calendar years shall not have elapsed, the average of the Percentage Rent during the preceding calendar year during which this Lease was in effect, or (iii) if one calendar year has not elapsed, the amount derived by annualizing the Percentage Rent from the effective date of this Lease.

         16.4 Application of Funds. Any payments received by Lessor under any of the provisions of this Lease during the existence or continuance of any Event of Default shall be applied to Lessee's obligations in the order that Lessor may determine or as may be prescribed by the laws of the State of Arizona.

                                  ARTICLE XVII

         Lessor's Right to Cure Lessee's Default. If Lessee fails to make any payment or to perform any act required to be made or performed under this Lease including, without limitation, Lessee's failure to comply with the terms of any Management Agreement, and fails to cure the same within the relevant time periods provided in Section 16.1, Lessor, without waiving or releasing any obligation of Lessee, and without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of Lessee, and may, to the extent permitted by law, enter upon the Leased Property for such purpose and take all such action thereon as, in Lessor's opinion, may be necessary or appropriate therefor. No such entry shall be deemed an eviction of Lessee. All sums so paid by Lessor and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, in each case to the extent permitted by law) so incurred, together with a late charge thereon (to the extent permitted by law) at the rate of 12% per annum from the date on which such sums or expenses are paid or incurred by Lessor, shall be paid by Lessee to Lessor on demand. The obligations of Lessee and rights of Lessor contained in this Article shall survive the expiration or earlier termination of this Lease.


                                 ARTICLE XVIII

         Holding Over. If Lessee for any reason remains in possession of the Leased Property after the expiration or earlier termination of the term of this Lease, such possession shall be as a tenant at sufferance during which time Lessee shall pay as rental each month two times the aggregate of (a) one-twelfth of the aggregate Base Rent and Percentage Rent payable with respect to the last year of the term of this Lease, (b) all additional charges accruing during the applicable month and (c) all other sums, if any, payable by Lessee under this Lease with respect to the Leased Property. During such period, Lessee shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to tenancies at sufferance, to continue its occupancy and use of the Leased Property. Nothing contained herein shall constitute the consent, express or implied, of Lessor to the holding over of Lessee after the expiration or earlier termination of this Lease.


                                  ARTICLE XIX

         Risk of Loss. During the term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of the Leased Property in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Lessor and those claiming from, through or under Lessor) is assumed by Lessee, and, in the absence of gross negligence, willful misconduct or breach of this Lease by Lessor pursuant to Section 31.2, Lessor shall in no event be answerable or accountable therefor, nor shall any of the events mentioned in this Section entitle Lessee to any abatement of rent except as specifically provided in this Lease.


                                   ARTICLE XX

         Indemnification. Notwithstanding the existence of any insurance, and without regard to the policy limits of any such insurance or self-insurance, Lessee will protect, indemnify, hold harmless and defend Lessor from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against Lessor by reason of: (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property, the Lifeshare Property, or adjoining sidewalks, including without limitation any claims under liquor liability, "dram shop" or similar laws, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Lessee or any of its agents, employees or invitees of the Leased Property or any litigation, proceeding or claim by governmental entities or other third parties to which Lessor is made a party or participant related to such use, misuse, non-use, condition, management, maintenance, or repair thereof by Lessee or any of its agents, employees or invitees, including any failure of Lessee or any of its agents, employees or invitees to perform any obligations under this Lease or imposed by applicable law (other than arising out of condemnation proceedings), (c) any Impositions that are the obligations of Lessee pursuant to the applicable provisions of this Lease, (d) any failure on the part of Lessee to perform or comply with any of the terms of this Lease, and (e) the non-performance of any of the terms and provisions of any and all existing and future subleases of the Leased Property to be performed by the landlord thereunder.

         Lessor shall indemnify, save harmless and defend Lessee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses imposed upon or incurred by or asserted against Lessee as a result of (a) the gross negligence or willful misconduct of Lessor arising in connection with this Lease or (b) any failure on the part of Lessor to perform or comply with any of the terms of this Lease.

         Any amounts that become payable by an indemnifying party under this Section shall be paid within ten days after liability therefor on the part of the indemnifying party is determined by litigation or otherwise, and if not timely paid, shall bear a late charge (to the extent permitted by law) at the rate of 12% per annum from the date of such determination to the date of payment. An indemnifying party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the indemnified party. The indemnified party, at its expense, shall be entitled to participate in any such claim, action, or proceeding, and the indemnifying party may not compromise or otherwise dispose of the same without the consent of the indemnified party, which may not be unreasonably withheld. Nothing herein shall be construed as indemnifying Lessor against its own grossly negligent acts or omissions or willful misconduct.

         Lessee's or Lessor's liability for a breach of the provisions of this Article shall survive any termination of this Lease.


                                  ARTICLE XXI

         Subletting and Assignment. Except for subleases to concessionaires made in the ordinary course of operating the Resort, Lessee shall not sell, assign or transfer all or any portion of its leasehold estate or sublet all or any portion of the Leased Property without first obtaining the prior written consent of Lessor. In the event of an assignment or subletting by Lessee which is approved by Lessor, Lessee shall nevertheless remain fully liable for the due performance of all obligations on Lessee's part to be performed under this Lease. No permitted assignment, sale or transfer shall be effective until there shall have been delivered to Lessor an undertaking in recordable form, executed by the proposed assignee or sublessee, wherein such assignee or sublessee assumes the due performance of all obligations on Lessee's part to be performed under this Lease.

                                  ARTICLE XXII

 Officer's Certificates; Financial Statements; Lessor's Estoppel Certificates
                                and Covenants.

         (a) At any time and from time to time upon not less than 20 days Notice by Lessor, Lessee will furnish to Lessor a statement certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which the rent has been paid, whether to the knowledge of Lessee there is any existing default or Event of Default exists thereunder by Lessor or Lessee, and such other information as may be reasonably requested by Lessor. Any such certificate furnished pursuant to this Section may be relied upon by Lessor, any lender and any prospective purchaser of the Leased Property.

         (b)     Lessee will furnish the following statements to Lessor:

                          (1) with reasonable promptness, such information respecting the financial condition and affairs of Lessee including financial statements prepared by Lessee as Lessor may reasonably request from time to time; and

                          (2) the most recent financial statements of Lessee within 60 days after each quarter of any fiscal year (or, in the case of the final quarter in any fiscal year, the most recent financial statements of Lessee within 120 days); and

                          (3) on or about the 30th day of each month, a detailed profit and loss statement of the Leased Property for the preceding month, a balance sheet for the Leased Property as of the end of the preceding month, and a detailed accounting of revenues for the Leased Property for the preceding month, each in form reasonably acceptable to Lessor.

         (c) At any time and from time to time upon not less than 30 days notice by Lessee, Lessor will furnish to Lessee or to any person designated by Lessee an estoppel certificate certifying that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications), the date to which rent has been paid, whether to the knowledge of Lessor there is any existing default or Event of Default on Lessee's part hereunder, and such other information as may be reasonably requested by Lessee.


                                 ARTICLE XXIII

         Lessor's Right to Inspect. Lessee shall permit Lessor and its authorized representatives as frequently as reasonably requested by Lessor to inspect the Leased Property and Lessee's accounts and records pertaining thereto and make copies thereof, during usual business hours upon reasonable advance notice, subject only to any business confidentiality requirements reasonably requested by Lessee.


                                  ARTICLE XXIV

         No Waiver. No failure by Lessor or Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, and no acceptance of full or partial payment of rent during the continuance of any such breach, shall constitute a waiver of any such breach or of any such term. To the extent permitted by law, no waiver of any breach shall affect or alter this Lease, which shall continue in full force and effect with respect to any other then existing or subsequent breach.

                                  ARTICLE XXV

         Remedies Cumulative. To the extent permitted by law, each legal, equitable or contractual right, power and remedy of Lessor or Lessee now or hereafter provided either in this Lease or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power and remedy and the exercise or beginning of the exercise by Lessor or Lessee of any one or more of such rights, powers and remedies shall not preclude the simultaneous or subsequent exercise by Lessor or Lessee of any or all of such other rights, powers and remedies.


                                  ARTICLE XXVI

         Acceptance of Surrender. No surrender to Lessor of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless agreed to and accepted in writing by Lessor and no act by Lessor or any representative or agent of Lessor, other than such a written acceptance by Lessor, shall constitute an acceptance of any such surrender.


                                 ARTICLE XXVII

         No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same person or entity may acquire, own or hold, directly or indirectly: (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate and (b) the fee estate in the Leased Property.


                                 ARTICLE XXVIII

         Conveyance by Lessor. If Lessor or any successor owner of the Leased Property conveys the Leased Property in accordance with the terms hereof other than as security for a debt, and the grantee or transferee of the Leased Property expressly assumes all obligations of Lessor hereunder arising or accruing from and after the date of such conveyance or transfer, Lessor or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Lessor under this Lease arising or accruing from and after the date of such conveyance or other transfer as to the Leased Property and all such future liabilities and obligations shall thereupon be binding upon the new owners.


                                  ARTICLE XXIX

         Notices. All notices, demands, or other communications of any type given by the Lessor to the Lessee, or by the Lessee to the Lessor, whether required by this Lease or in any way related to the transaction contracted for herein, shall be void and of no effect unless given in accordance with the provisions of this paragraph. All notices shall be in writing and delivered to the person to whom the notice is directed, either in person, by facsimile transmission, or by United States Mail, as a registered or certified item, return receipt requested. Notices delivered by mail shall be deemed given when deposited in a post office or other depository under the care or custody of the United States Postal Service, enclosed in a wrapper with proper postage affixed, addressed as follows:

         Lessor:                        Canyon Ranch, Inc.
                                        8600 E. Rockcliff Road
                                        Tucson, Arizona  85750
                                        Attn:  Jerrold Cohen, President
                                        Telephone No.:  (520) 749-9655, Ext. 335
                                        Facsimile No.:  (520) 749-0662

         with a copy to:                W.J. Harrison & Associates, P.C.
                                        3561 E. Sunrise Drive, Suite 201
                                        Tucson, Arizona  85718
                                        Attn:  W. James Harrison, Esq.
                                        Telephone No.: (520) 529-3700
                                        Facsimile No.: (520) 529-8977

         Lessee:                        Canyon Ranch Leasing, Inc.
                                        8600 E. Rockcliff Road
                                        Tucson, Arizona  85750
                                        Attn:  Jerrold Cohen, President
                                        Telephone No.: (520) 529-3700
                                        Facsimile No.: (520) 529-8977


                                  ARTICLE XXX

         Appraisers. If it becomes necessary to determine the fair market value of the Leased Property for any purpose of this Lease, the party required or permitted to give Notice of such required determination shall include in the Notice the name of a person selected to act as appraiser on its behalf. Within 10 days after Notice, Lessor (or Lessee, as the case may be) shall by Notice to Lessee (or Lessor, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) with at least five years experience in the State of Arizona appraising property similar to the Leased Property, shall, within 45 days after the date of the Notice appointing the first appraiser, proceed to appraise the Leased Property to determine the fair market value thereof as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser shall have been so appointed, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers are appointed and if the difference between the amounts so determined does not exceed 5% of the lesser of such amounts, then the fair market value shall be an amount equal to 50% of the sum of the amounts so determined. If the difference between the amounts so determined exceeds 5% of the lesser of such amounts, then such two appraisers shall have 20 days to appoint a third appraiser. If no such appraiser shall have been appointed within such 20 days or within 90 days of the original request for a determination of fair market value, whichever is earlier, either Lessor or Lessee may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the fair market value or fair market rental within 45 days after appointment of such appraiser. The determination of the appraiser which differs most in the terms of dollar amount from the determinations of the other two appraisers shall be excluded, and 50% of the sum of the remaining two determinations shall be final and binding upon Lessor and Lessee as the fair market value or fair market rental of the Leased Property, as the case may be. This provision for determining by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties except as otherwise provided by applicable law. Lessor and Lessee shall each pay the fees and expenses of the appraiser appointed by it and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.

                                  ARTICLE XXXI

         31.1 Lessor May Grant Liens. Upon notice to but without the consent of Lessee, Lessor may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement ("Encumbrance") upon the Leased Property, or any portion thereon or interest therein, whether to secure any borrowing or other means of financing or refinancing. This Lease shall be subject and subordinate to the lien of any Encumbrance that Lessor, its successors or assigns, has placed or may hereafter place on or against all or any part of the Leased Property, and Lessee hereby agrees to attorn to any such lienholder and any other purchaser at the foreclosure of such lien (including obtaining of title by lender by deed in lieu of foreclosure), upon demand. It is expressly provided and agreed that any such lienholder shall not be required to agree not to disturb Lessee in the event of a foreclosure or deed in lieu thereof and that, at the option of any such lienholder or any other purchaser at foreclosure of such lien, this Lease may be terminated and, upon such termination, Lessee shall have no further rights hereunder.

         31.2 Breach by Lessor. It shall be a breach of this Lease if Lessor fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of 30 days after Notice thereof from Lessee, unless such failure cannot with due diligence be cured within a period of 30 days, in which case such failure shall not be deemed to continue if Lessor, within such 30-day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof.


                                 ARTICLE XXXII

         32.1 Miscellaneous. Anything contained in this Lease to the contrary notwithstanding, all claims against, and liabilities of, Lessee or Lessor arising prior to any date of termination of this Lease shall survive such termination. If any term or provision of this Lease or any application thereof is invalid or unenforceable, the remainder of this Lease and any other application of such term or provisions shall not be affected thereby. If any late charges or any interest rate provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by a written instrument in recordable
form signed by Lessor and Lessee.   All the terms and provisions of this Lease
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The headings in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. This Lease shall be governed by and construed in accordance with the laws of the State of Arizona, but not including its conflicts of laws rules.

         32.2 Transfer of Licenses. Upon the expiration or earlier termination of the term of this Lease, Lessee shall use its best efforts (i) to transfer to Lessor or Lessor's nominee all licenses, operating permits and other governmental authorizations and all contracts, including contracts with governmental or quasi-governmental entities, that may be necessary for the operation of the Resort (collectively, "Licenses"), or (ii) if such transfer is prohibited by law or Lessor otherwise elects, to cooperate with Lessor or Lessor's nominee in connection with the processing by Lessor or Lessor's nominee of any applications for, all Licenses; provided, in either case, that the costs and expenses of any such transfer or the processing of any such application shall be paid by Lessor or Lessor's nominee.

         32.3 Waiver of Presentment, Etc. Lessee waives all presentments, demands for payment and for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance and waives all notices of the existence, creation, or incurring of new or additional obligations, except as expressly granted herein.

                                 ARTICLE XXXIII

         Memorandum of Lease. Lessor and Lessee shall promptly upon the request of either enter into a short form memorandum of this Lease, in form suitable for recording under the laws of the State of Arizona in which reference to this Lease, and all options contained herein, shall be made. Lessee shall pay all costs and expenses of recording such memorandum of this Lease.


                                 ARTICLE XXXIV

         Compliance with Management Agreement. To the extent any of the provisions of the Management Agreement impose a greater obligation on Lessee than the corresponding provisions of the Lease, then Lessee shall be obligated to comply with the provisions of the Management Agreement, it being the intent of the parties hereto that Lessee comply in every respect with the provisions of the Management Agreement so as to avoid any default thereunder.


                                  ARTICLE XXXV

         Financial Statements. Lessee shall deliver to Lessor (a) within 120 days after the end of each calendar year annual operating statements for Lessee's business at the Leased Property and a copy of the balance sheet of Lessee as of the end of such year, and related statements of income and retained earnings and changes in financial position for such year, (b) within 30 days after the end of each month monthly operating statements for Lessee's business at the Leased Property and a copy of the balance sheet of Lessee as of the end of such month, and (c) such other information as Lessor may from time to time reasonably request. The foregoing financial statements shall be certified by a member or an authorized officer (as the case may be) of Lessee. All financial statements of Lessee delivered to Lessor shall be true and correct in all respects, shall be prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial condition of the subject thereof as of the dates thereof. Any materially adverse change that occurs in the financial condition reflected therein after the date thereof shall be reported to Lessor promptly. None of the aforesaid financial statements, or any certificate or statement furnished to Lessor by or on behalf of Lessee in connection with the transactions contemplated hereby, shall contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein or herein not misleading.


                                 ARTICLE XXXVI

         36.1 REIT Compliance. Lessee acknowledges that Lessor intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Lessee agrees that it will not knowingly or intentionally take or omit any action, or permit any status to exist at the Leased Property, which Lessee knows would or could result in Lessor being disqualified from treatment as a real estate investment trust under the Tax Code as the provisions exist on the date hereof.

         36.2 Personal Property Limitation. Anything contained in this Lease to the contrary notwithstanding, the average of the adjusted tax bases of the items of personal property that are leased to the Lessee under this Lease at the beginning and at the end of any calendar year shall not exceed fifteen percent (15%) of the average of the aggregate adjusted tax bases of the Leased Property at the beginning and at the end of each such calendar year. This
Section 36.2 is intended to insure that the rent payable hereunder qualifies as "rents from real property," within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any similar or successor provisions thereto, and shall be interpreted in a manner consistent with such intent.

         36.3 Sublease Rent Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublet the Leased Property on any basis such that the rental to be paid by the sublessee thereunder would be based, in whole or in part, on either (a) the income of profits derived by the business activities of the sublessee, or (b) any other formula such that any portion of the rent payable hereunder would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code of 1986, or any similar or successor provisions thereto.

         36.4 Sublease Tenant Limitation. Anything contained in this Lease to the contrary notwithstanding, Lessee shall not sublease the Leased Property to any person or entity in which Lessor owns, directly or indirectly, a ten percent (10%) or more interest, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code of 1986, or any similar or successor provisions thereto.

         36.5 Lessee Ownership Limitation. Anything contained in this Lease to the contrary notwithstanding, neither Lessee nor any affiliate of the Lessee shall acquire, directly or indirectly, a ten percent (10%) or more interest in Lessor, within the meaning of Section 856(d)(2)(B) of the Internal Revenue Code of 1986, or any similar or successor provisions thereto.


                                 ARTICLE XXXVII

         Lessor's Option to Terminate Lease. In the event Lessor enters into a bonafide contract to sell the Leased Property to a non-affiliated party, Lessor may terminate the Lease by giving not less than thirty (30) days prior Notice to Lessee of Lessor's election to terminate the Lease effective upon the closing of such contract. Effective upon such closing, this Lease shall terminate and be of no further force and effect except as to any obligations of the parties existing as of such date that survive termination of this Lease.
As compensation for the early termination of its leasehold estate under this
Article XXXVII, Lessor shall within ninety (90) days of such closing pay to Lessee the fair market value of Lessee's leasehold estate hereunder as of the closing of the sale of the Leased Property. In the event Lessor and Lessee are unable to agree upon the fair market value of an original or replacement leasehold estate, it shall be determined by appraisal using the appraisal procedures set forth in Article XXX.

         For the purposes of this Section, fair market value of the leasehold estate means an amount equal to the present value of the net revenues to be derived from this Lease during the remaining term of this Lease based on current projections made by Lessee and Lessee with respect to future occupancy of, and future revenues to be generated by, the Leased Property.

         IN WITNESS WHEREOF, the parties have executed this Lease by their duly authorized officers as of the date first above written.

                                        LESSOR:

                                        CANYON RANCH, INC., an Arizona
                                        corporation


                                        By: /s/JERROLD COHEN
                                           -------------------------------------
                                        Name: Jerrold Cohen
                                             -----------------------------------
                                        Its: President
                                            ------------------------------------


                                        LESSEE:

                                        CANYON RANCH LEASING, L.L.C., an
                                        Arizona limited liability company


                                        By: /s/JERROLD COHEN
                                           -------------------------------------
                                        Name: Jerrold Cohen
                                             -----------------------------------
                                        Its: Authorized Member
                                            ------------------------------------

                                  EXHIBIT A










                          "Exhibit has been omitted"

                                  EXHIBIT B










                          "Exhibit has been omitted"

                                  EXHIBIT C










                          "Exhibit has been omitted"

                                  EXHIBIT D










                          "Exhibit has been omitted"

                   ASSIGNMENT AND ASSUMPTION OF MASTER LEASE


        KNOW ALL MEN BY THESE PRESENTS:

        That CANYON RANCH - BELLEFONTAINE ASSOCIATES, L.P., a Delaware limited partnership ("Canyon"), for valuable consideration, the receipt and adequacy of which are hereby acknowledged, hereby grants, assigns, transfers and delivers unto CRESCENT REAL ESTATE FUNDING VI, L.P., a Delaware limited Partnership ("Crescent"), all of its right, title and interest as lessor in and to the Lease Agreement described in Exhibit 1 ("Master lease").

        By execution below, Crescent assumes and agrees to perform all obligations of Canyon as Lessor owed under, or arising out of or related to, the Master Lease. Crescent agrees to indemnify and hold Canyon harmless of and from any and all liabilities, claims, demands, suits and judgments, of any kind or nature, brought by third parties which in any way arise out of or relate to Lessor's obligations under the master Lease.

        This Assignment and the covenants and agreements contained herein shall be binding upon and inure to the benefit of Crescent and Canyon and their respective successors in interest and assigns. This Assignment shall be construed and interpreted under the laws of the State of Massachusetts.

        EXECUTED as of July 26, 1996.

                                CANYON:

                                CANYON RANCH INC., an Arizona corporation


                                                By: /s/ JERROLD COHEN
                                                   ----------------------------
                                                Name:   Jerrold Cohen
                                                     --------------------------
                                                Its:    President
                                                    ---------------------------

                                     CRESCENT:

                                     CRESCENT REAL ESTATE EQUITIES LIMITED
                                     PARTNERSHIP, a Delaware limited partnership

                                     By:  CRESCENT REAL ESTATE EQUITIES, LTD,
                                          a Delaware corporation,
                                          General Partner

                                          By: /s/ DAVID M. DEAN
                                             -----------------------------
                                          Name:   David M. Dean
                                               ---------------------------
                                          Its:  Senior Vice President, Law
                                              ----------------------------

STATE OF ARIZONA        )
                        )       ss.
COUNTY OF PIMA          )


        The foregoing instrument was acknowledged before me this 26th day of July, 1996, by Jerrold Cohen the President of Canyon Ranch, Inc.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.


        OFFICIAL SEAL
      SHIRLEY M. WELCH
   NOTARY PUBLIC - ARIZONA
        PIMA COUNTY
My Comm. Expires Aug. 18, 1999              /s/  SHIRLEY M. WELCH
                                            ---------------------------
                                            Notary Public

STATE OF ARIZONA        )
                        )       ss.
COUNTY OF PIMA          )


        The foregoing instrument was acknowledged before me this 26th day of July, 1996, by David M. Dean the Senior Vice President, Law of Crescent Real Estate Equities, Ltd., a Delaware corporation, General Partner of Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership.

        IN WITNESS WHEREOF, I hereunto set my hand and official seal.


        OFFICIAL SEAL
      SHIRLEY M. WELCH
   NOTARY PUBLIC - ARIZONA
        PIMA COUNTY
My Comm. Expires Aug. 18, 1999              /s/  SHIRLEY M. WELCH
                                            ---------------------------
                                            Notary Public